Exhibit 99.1

Equitable Holdings Mitigates Remaining Redundant Reserves Associated with New York’s Regulation 213 Through Proceeds of Reinsurance Transaction

New York, NY, August 16, 2022 — Equitable Holdings, Inc. (the “Company”) (NYSE: EQH) announced today that it has mitigated the remaining $1 billion of redundant reserves associated with New York’s Regulation 213 (“Reg. 213”). The Company’s principal operating subsidiary Equitable Financial Life Insurance Company (“EFLIC”) has entered into an agreement with Global Atlantic Financial Group subsidiary, First Allmerica Financial Life Insurance Company, to reinsure1 a 50% quota share of pre-2009 Group Retirement VA contracts supported by approximately $4 billion of general account assets and $6 billion of separate account value.

The transaction completes a series of actions the Company has taken to mitigate redundant statutory reserves associated with Reg. 213 by year end 2022.

The details of the transaction are as follows:

•

The transaction is expected to result in a positive ceding commission of approximately $1.1 billion to Equitable Financial which the company will use to fund the remaining Reg. 213 redundant reserves, securing future cash flows.

•	The transaction predominantly includes our policies with the highest guaranteed general account crediting rates of 3%.

•

The general account assets will be transferred upon the close of the transaction, which is expected in the second half of 2022. AB will continue to be the preferred investment manager of approximately half of the general account assets transferred.

•	As a result of the transaction, there is a limited impact to Group Retirement operating earnings of $10-15 million earnings per annum.

Goldman Sachs & Co. LLC is serving as sole financial advisor with Willkie Farr & Gallagher LLP acting as legal counsel to Equitable in connection with this transaction.

[1]

Equitable Financial entered into an agreement with First Allmerica Financial Life Insurance Company, a wholly-owned subsidiary of Global Atlantic, pursuant to which Equitable Financial will cede a 50% quota share on a combined coinsurance and modified coinsurance basis.

About Equitable Holdings

Equitable Holdings, Inc. (NYSE: EQH) is a financial services holding company comprised of two complementary and well-established principal franchises, Equitable and AllianceBernstein. Founded in 1859, Equitable provides advice, protection and retirement strategies to individuals, families and small businesses. AllianceBernstein is a global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets. Equitable Holdings has approximately 12,000 employees and financial professionals, $754 billion in assets under management (as of 6/30/2022) and more than 5 million client relationships globally.

Contacts:

Investor Relations

Işıl Müderrisoğlu

(212) 314-2476

IR@equitable.com

Media Relations

Todd Williamson

(212) 314-2010

mediarelations@equitable.com

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Holdings, Inc. (“Holdings”) and its consolidated subsidiaries. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including the impact of COVID-19 and related economic conditions, equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, and catastrophic events, such as the outbreak of pandemic diseases including COVID-19; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings, state insurance laws limiting the ability of our insurance subsidiaries to pay dividends and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (vii) our Investment Management and Research segment, including fluctuations in assets under management and the industry-wide shift from actively-managed investment services to passive services; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (ix) risks related to our common stock and (x) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in Holdings’ filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.